UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-12

KENNEDY-WILSON HOLDINGS, INC.
(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Filed by Kennedy-Wilson Holdings, Inc.
Pursuant to Rule 14a-12 under the Securities Exchange Act of 1934
Subject Company: Kennedy-Wilson Holdings, Inc.
Commission File No.: 001-33824

This filing relates to the proposed merger (the “Merger”) of Kennedy-Wilson Holdings, Inc., a Delaware corporation (“Kennedy-Wilson”), Kona Bidco, LLC, a Delaware limited liability company (“Parent”) and Kona Merger Subsidiary, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Subsidiary”), pursuant to the terms of that certain Agreement and Plan of Merger, dated as of February 16, 2026 (the “Merger Agreement”), by and among Kennedy-Wilson, Merger Subsidiary, and Parent.

The following email and communication was sent by Regina Finnegan, Executive Vice President, Global Director of Risk Management & Human Resources of Kennedy-Wilson, to all global employees of Kennedy-Wilson on February 17, 2026.

SUBJECT: Kennedy Wilson Update

All-Employee Note from Regina Finnegan

To all global employees,

 As you may have seen in today’s public announcement, Kennedy Wilson has entered into an agreement with a consortium led by Fairfax Financial Holdings Limited, Bill McMorrow and certain other senior executives of the Company. Please refer to the press release and Form 8-K that we released and filed today for details regarding the transaction.

We currently expect the transaction to be completed during the second quarter of 2026 subject to the satisfaction of a number of customary closing conditions, including the receipt of (i) the required stockholder approvals and (ii) any required regulatory approvals and the expiration or termination of any applicable waiting periods. Our focus remains on continuing to operate the business as usual and supporting our employees, clients, and partners. As we are working towards closing this transaction, there is a limited amount of information regarding the transaction that we can share. However, we will continue to keep you informed as appropriate as the process moves forward.

Please don’t hesitate to reach out to me if you have any questions.

We express our gratitude and would like to thank you for your continued hard work and professionalism during this period.

Best regards,

Regina

***

About Kennedy-Wilson Holdings, Inc.

Kennedy-Wilson Holdings, Inc. (“KWH”), a Delaware corporation and its wholly owned and consolidated subsidiaries (collectively the “Company” or “Kennedy Wilson”), is a real estate investment company that invests in high growth markets across the United States (“U.S.”), the United Kingdom (“UK”) and Ireland. With an objective of generating strong long-term risk-adjusted returns for its shareholders and partners and drawing on over three decades of experience in identifying opportunities and building value through various market cycles, in its markets, the Company focuses on (i) investing in the rental housing sector (both market rate and affordable units) and industrial properties; and (ii) originating, managing and servicing real estate loans (primarily senior construction loans secured by high quality multifamily and student housing properties that are being developed by institutional sponsors throughout the United States). The Company's operations are defined by two business segments: its Consolidated investments portfolio (“Consolidated Portfolio”) and co-investment portfolio (“Co-Investment Portfolio”). Investment activities in the Consolidated Portfolio primarily involve ownership of multifamily assets. The Co-Investment Portfolio consists of (i) the co-investments in real estate and real estate-related assets, including loans secured by real estate, that the Company has made through its commingled funds and joint ventures that it manages; (ii) fees (including, without limitation, asset management fees, construction management fees, and/or acquisition and disposition fees); and (iii) carried interests.

Additional Information About the Merger and Where to Find It

This communication is being made in respect of the proposed merger involving the Company, Kona Bidco, LLC, a Delaware limited liability company (“Parent”), Kona Merger Subsidiary, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), pursuant to that certain Agreement and Plan of Merger, dated February 16, 2026 (“Merger Agreement”), entered into by the Company, Parent and Merger Sub. The Company expects to seek and intends to file with the U.S. Securities and Exchange Commission (the “SEC”) a proxy statement and other relevant documents in connection with a special meeting of the Company stockholders for purposes of obtaining, stockholder approval of the proposed transaction (the “Definitive Proxy Statement”). The Definitive Proxy Statement will be sent or given to the stockholders of the Company and will contain important information about the proposed transaction and related matters. The Company, affiliates of the Company and affiliates of Parent and Merger Sub intend to jointly file a Schedule 13E-3 with the SEC. The Company may also file other documents with the SEC regarding the proposed transaction. This communication is not a substitute for the Definitive Proxy Statement, the Schedule 13E-3 or any other document which the Company may file with the SEC. INVESTORS AND STOCKHOLDERS OF THE COMPANY ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT, THE SCHEDULE 13E-3 AND ANY OTHER RELEVANT MATERIALS CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE PROPOSED TRANSACTION. Investors may obtain a free copy of these materials (when they are available) and other documents filed by the Company with the SEC at the SEC’s website at www.sec.gov or from the Company at its website at https://ir.kennedywilson.com/financial-information-and-sec-filings/sec-filings. The information found on, or otherwise accessible through, the Company’s website is not incorporated by reference into, nor does it form a part of, this communication or any other document that the Company files with the SEC.

Participants in the Solicitation

The Company and certain of its directors, executive officers and other members of management and employees may be deemed to be participants in soliciting proxies from its stockholders in connection with the proposed transaction. Information regarding the persons who may, under the rules of the SEC, be considered to be participants in the solicitation of the Company’s stockholders in connection with the proposed transaction will be set forth in the Definitive Proxy Statement for its stockholder meeting at which the proposed transaction will be submitted for approval by the Company’s stockholders. You may also find additional information about the Company’s directors and executive officers in the Company’s Definitive Proxy Statement for its 2025 annual meeting of stockholders, which was filed with the SEC on April 25, 2025 (available here), under the sections “Director Compensation,” “Executive Compensation,” “Security Ownership of Management and Certain Beneficial Owners” and “Certain Relationships and Related Transactions”. To the extent holdings of the Company’s securities by its directors or executive officers have changed since the amounts set forth in such proxy statement, such changes have been or will be reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Changes in Beneficial Ownership of Securities on Form 4 filed with the SEC. Updated information regarding the identity of participants and their direct or indirect interests, by security holdings or otherwise, in the Company will be set forth in the Definitive Proxy Statement and other relevant documents to be filed with the SEC, if and when they become available. These documents will be available free of charge as described above.

No Offer or Solicitation

This communication is not intended to and shall not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities, or a solicitation of any vote or approval, nor shall there be any offer, solicitation or sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made in the United States absent registration under the Securities Act of 1933, as amended (the “Securities Act”), or pursuant to an exemption from, or in a transaction not subject to, such registration requirements.

Forward Looking Statements

This communication contains “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are necessarily estimates reflecting the judgment of the Company’s senior management based on the Company’s current estimates, expectations, forecasts and projections and include comments that express the Company’s current opinions about trends and factors that may impact future results. Disclosures that use words such as “believe,” “may,” “anticipate,” “estimate,” “intend,” “could,” “plan,” “expect,” “project” or the negative of these, as well as similar expressions, are intended to identify forward-looking statements. Forward-looking statements involve significant known and unknown risks and uncertainties that may cause the Company’s actual results in future periods to differ materially from those projected or contemplated in the forward-looking statements. The inclusion of such statements should not be regarded as a representation that such plans, estimates or expectations will be achieved. There is no assurance that the proposed transaction will be consummated, and there are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements made herein as a result of various factors, including, without limitation: (1) the inability to consummate the proposed transaction within the anticipated time period, or at all, due to any reason, including the failure to obtain stockholder approval to adopt the Merger Agreement, the failure to obtain any required regulatory approvals for the proposed transaction, including the termination or expiration of any required waiting periods, or the failure to satisfy the other conditions to the consummation of the proposed transaction; (2) the risk that the Merger Agreement may be terminated in circumstances requiring the Company to pay a termination fee; (3) the risk that the proposed transaction disrupts the Company’s current plans and operations or diverts management’s attention from its ongoing business; (4) the effect of the announcement of the proposed transaction on the ability of the Company to retain and hire key personnel and maintain relationships with those with whom it does business; (5) the effect of the announcement or pendency of the proposed transaction on the Company’s operating results and business generally; (6) the significant costs, fees and expenses related to the proposed transaction; (7) the risk that the Company’s stock price may decline significantly if the proposed transaction is not consummated; (8) the nature, cost and outcome of any litigation and other legal proceedings, including any such proceedings related to the proposed transaction and instituted against the Company and/or its directors, executive officers or other related persons; (9) other risks that could affect the Company’s business, financial condition or results of operations, including those set forth in the Company’s most recent Annual Report on Form 10-K and any subsequent filings, and (10) other risks to the consummation of the proposed transaction. Forward-looking statements are not guarantees of future performance, rely on a number of assumptions concerning future events, many of which are outside of the Company’s control, and involve known and unknown risks and uncertainties that could cause the Company’s actual results, performance or achievement, or industry results to differ materially from any future results, performance or achievements, expressed or implied by such forward-looking statements. These risks and uncertainties may include the risks and uncertainties described elsewhere in this communication and other filings with the SEC. Any such forward-looking statements, whether made in this communication or elsewhere, should be considered in the context of the various disclosures made by the Company about its businesses including, without limitation, the risk factors discussed in the Company’s filings with the SEC.

If the proposed transaction is consummated, the Company’s stockholders will cease to have any equity interest in the Company and will have no right to participate in its earnings and future growth. These and other factors are identified and described in more detail in the Company’s most recent Annual Report on Form 10-K as well as the Company’s subsequent filings and is available online at www.sec.gov. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date thereof. Except as required by applicable law, the Company undertakes no obligation to update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.